UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2019

ATHENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38112	43-1985966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Main Street, Suite 600, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 427-2950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATNX	The Nasdaq Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.

On May 3, 2019, Athenex, Inc. (the “Company”) entered into a share purchase agreement (the “Share Purchase Agreement”) with Perceptive Life Sciences Master Fund, Ltd. (“Perceptive”), venBio Select Fund LLC, OrbiMed Partners Master Fund Limited, and The Biotech Growth Trust PLC (the “Investors”), pursuant to which the Company agreed to sell an aggregate of 10 million shares of its common stock to the Investors at a purchase price of $10.00 per share for aggregate gross proceeds of $100 million (the “Private Placement”). The Private Placement is expected to close on or about May 7, 2019, subject to customary closing conditions. The Share Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of the Company and the Investors.

Pursuant to the Share Purchase Agreement, the Company agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investors at the closing of the Private Placement. Under the Registration Rights Agreement, the Company will agree to register for resale the shares of common stock the Investors purchased in the offering under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Rights Agreement, the Company will prepare and file a registration statement with the Securities and Exchange Commission within 90 days of the closing date of the Private Placement and has agreed to use its best efforts to have the registration statement declared effective as soon as practicable. If the Company is unable to meet its obligations to have the registration statement declared effective, the Company will be obligated to pay each Investor an amount in cash equal to one percent of the aggregate purchase price paid by that Investor pursuant to the Share Purchase Agreement, provided that in no event will this payment exceed 25% of that amount. In addition, subject to certain limitations, following the signing of the Registration Rights Agreement, the Investors will have piggy-back registration rights if no registration statement registering the shares sold in the Private Placement is effective and the Company is otherwise filing a registration statement under the Securities Act for the sale of the Company’s securities for its own account or for the account of any of its stockholders.

The Company is also party to a 5-year, $50 million senior secured loan agreement with Perceptive Credit Holdings II, LP, an affiliate of Perceptive, which bears interest at a floating rate per annum equal to the London Interbank Offering Rate (with a floor of 2%) plus 9% and is secured by substantially all of the Company’s assets and guaranteed by certain of the Company’s subsidiaries. Under the loan agreement, the Company is required to make monthly interest-only payments with a bullet payment of the principal at maturity. Perceptive Advisors LLC, the investment manager to Perceptive, is the beneficial owner of greater than five percent of the Company’s outstanding common stock, according to its Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2019.

A copy of the Share Purchase Agreement and a form of the Registration Rights Agreement are filed with this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

At the closing of the Private Placement, the Company will issue shares of its common stock to the Investors in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On May 6, 2019, the Company issued a press release announcing the Private Placement. A copy of that press release is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Share Purchase Agreement, by and among Athenex, Inc., Perceptive Life Sciences Master Fund, Ltd., venBio Select Fund LLC, OrbiMed Partners Master Fund Limited, and The Biotech Growth Trust PLC, dated as of May 3, 2019

10.2	Form of Registration Rights Agreement

99.1	Press release issued by the Company on May 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENEX, INC.

Date: May 6, 2019	/s/ Randoll Sze
	Name:	Randoll Sze
	Title:	Chief Financial Officer

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